UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 21, 2013, Armstrong World Industries, Inc. (“Company”) held its Annual Meeting of Shareholders during which the shareholders elected all twelve nominees to the Company’s Board of Directors and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2013. The complete voting results are set forth in the tables below.

Election of Directors

	For	Withheld	Broker Non-Vote
Stan A. Askren	56,412,533	219,918	636,382
Kevin R. Burns	55,585,791	1,046,660	636,382
Matthew J. Espe	55,429,795	1,202,656	636,382
James J. Gaffney	56,318,943	313,508	636,382
Tao Huang	56,480,440	152,011	636,382
Michael F. Johnston	55,586,259	1,046,192	636,382
Jeffrey Liaw	55,653,605	978,846	636,382
Larry S. McWilliams	56,480,569	151,882	636,382
James C. Melville	56,541,179	91,272	636,382
James J. O’Connor	56,311,441	321,010	636,382
John J. Roberts	56,317,189	315,262	636,382
Richard E. Wenz	55,585,445	1,047,006	636,382

There were no abstentions with respect to the election of directors.

Ratification of the appointment of KPMG LLP

For	Against	Abstain	Broker Non-Vote
57,222,041	26,937	19,855	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Date: June 24, 2013

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